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                                                                    EXHIBIT 10.4

                              ITT INDUSTRIES, INC.
                           2003 EQUITY INCENTIVE PLAN

                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT (the "Agreement"), effective as of the 8th day of March, 2005, by and between ITT Industries, Inc. (the "Company") and ________________ (the "Optionee"), WITNESSETH:

WHEREAS, the Optionee is now employed by the Company or an Affiliate (as defined in the Plan) as an employee, and in recognition of the Optionee's valued services, the Company, through the Compensation and Personnel Committee of its Board of Directors (the "Committee"), desires to provide an opportunity for the Optionee to acquire or enlarge stock ownership in the Company pursuant to the provisions of the Company's 2003 Equity Incentive Plan (the "Plan");

NOW, THEREFORE, in consideration of the terms and conditions set forth in this Agreement and pursuant to the provisions of the Plan, a copy of which is attached hereto and incorporated herein as part of this Agreement, and any administrative rules and regulations related to the Plan as may be adopted by the Committee, the parties hereto hereby agree as follows:

1. GRANT OF OPTIONS. In accordance with, and subject to, the terms and conditions of the Plan and this Agreement, the Company hereby confirms the grant on March 8, 2005 to the Optionee of the option to purchase from the Company all or any part of an aggregate of XXXX shares of common stock of the Company (the "Option"), at the purchase price of $XX.XX per share (the "Option Price" or "Exercise Price"). The Option shall be a Nonqualified Stock Option.

2. TERMS AND CONDITIONS. It is understood and agreed that the Option is subject to the following terms and conditions:

      (a) EXPIRATION DATE. The Option shall expire on March 8, 2012, or, if the Optionee's employment terminates before that date, on the date specified in subsection (e) below.

      (b) EXERCISE OF OPTION. The Option may not be exercised until it has become vested.

      (c) VESTING. Subject to subsections 2(a) and 2(e), the Option shall vest as follows:

            (i)   1/3 of the Option shall vest on March 8, 2006,

            (ii)  1/3 of the Option shall vest on March 8, 2007 and

            (iii) 1/3 of the Option shall vest on March 8, 2008;

            Subject to subsections 2(a) and 2(e), to the extent not earlier vested pursuant to paragraphs (i), (ii), and (iii) of this subsection (c), the Option shall vest in full upon the first to occur of the following events:

            (A) termination of the Optionee's employment due to Retirement (as defined below), Disability (as defined below), or death; or

            (C)   an Acceleration Event (as defined in the Plan).

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      (d)   PAYMENT OF EXERCISE PRICE AND TAX WITHHOLDING. Permissible methods for payment of the Exercise Price and for satisfaction of tax withholding obligations upon exercise of the Option shall be as described in Sections 6.6 and Article 14 of the Plan, or, if the Plan is amended, successor provisions. In addition to the methods of exercise permitted by Section 6.6 of the Plan, the Optionee may exercise the Option by way of a broker-assisted cashless exercise in a manner consistent with the Federal Reserve Board's Regulation T, unless the Committee determines that such exercise method is prohibited by law.

      (e)   EFFECT OF TERMINATION OF EMPLOYMENT.

            If the Optionee's employment terminates before March 8, 2012, the Option shall expire on the date set forth below, as applicable:

            (i) Death. If the Optionee's employment is terminated as a result of the Optionee's death, the Option shall expire on the earlier of March 8, 2012 or the date three years after; the termination of the Optionee's employment due to death.

            (ii) Retirement or Disability. If the Optionee's employment is terminated as a result of the Optionee's Retirement (as defined below), or Disability (as defined below), the Option shall expire on the earlier of March 8, 2012 or the date five years after the termination of the Optionee's employment due to Retirement or Disability. For purposes of this Section 2(e)(ii), employment shall include any period in which severance is paid in the form of salary continuation.

            (iii) Voluntary Termination; Cause. If the Optionee's employment is terminated by the Optionee for any reason other than Retirement (as defined below), Disability (as defined below) or death, or by the Company (or an Affiliate, as the case may be) for cause (as determined by the Committee), the vested and unvested portions of the Option shall expire on the date of the termination of this Optionee's employment.

            (iv) Other Termination by the Company. If the Optionee's employment is terminated by the Company (or an Affiliate, as the case may be) for other than cause (as determined by the Committee), and not because of the Optionee's Retirement (as defined below), Disability (as defined below), or death, the vested portion of the Option shall expire on the earlier of March 8, 2012 or the date three months after the termination of the Optionee's employment (for purposes of this Section 2(e)(iv), employment shall include any period in which severance is paid in the form of salary continuation). Any portion of the Option that is not vested (or the entire Option, if no part was vested) as of the date the Optionee's employment terminates shall be forfeited immediately on the date of termination of employment, and such unvested portion of the Option (the entire Option, if no portion was vested on the date of termination) shall not thereafter be exercisable.

            Notwithstanding the foregoing, if an Optionee's employment is terminated on or after an Acceleration Event (A) by the Company (or an Affiliate, as the case may be) for other than cause (as determined by the Committee), and not because of the Optionee's Retirement (as defined below), Disability (as defined below), or death, or (B) by the Optionee because the Optionee in good faith believed that as a result of such Acceleration Event he or she was unable effectively to discharge

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            his or her present duties or the duties of the position the Optionee occupied just prior to the occurrence of such Acceleration Event, the Option shall in no event expire before the earlier of the date that is 7 months after the Acceleration Event or March 8, 2012.

            RETIREMENT. For purposes of this Agreement, the term "Retirement" shall mean the termination of the Optionee's employment if, at the time of such termination, the Optionee is eligible to commence receipt of retirement benefits under a traditional formula defined benefit pension plan maintained by the Company or an Affiliate (or would be eligible to receive such benefits if he or she were a participant in such traditional formula defined benefit pension plan).

            DISABILITY. For purposes of this Agreerment, the term "Disability" shall mean the complete and permanent inability of the Optionee to perform all of his or her duties under the terms of his or her employment, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

      (f) COMPLIANCE WITH LAWS AND REGULATIONS. The Option shall not be exercised at any time when its exercise or the delivery of shares hereunder would be in violation of any law, rule, or regulation that the Company may find to be valid and applicable.

      (g) OPTIONEE BOUND BY PLAN AND RULES. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by the terms and provisions thereof. Optionee agrees to be bound by any rules and regulations for administering the Plan as may be adopted by the Committee during the life of the Option. Terms used herein and not otherwise defined shall be as defined in the Plan.

This Agreement is issued, and the Option evidenced hereby is granted, in White Plains, New York, and shall be governed and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its Chairman, President and Chief Executive Officer, or a Vice President, as of the 8th day of March, 2005.

Agreed to:                                                  ITT INDUSTRIES, INC.

                                                            Steven R. Loranger

_____________________________
Optionee

Dated:_______________________                               Dated: March 8, 2005

Enclosures

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